                                                                     EXHIBIT 8.2

                              650 PAGE MILL ROAD
                       PALO ALTO, CALIFORNIA 94304-1050
                TELEPHONE 650-493-9300   FACSIMILE 650-493-6811
                                 WWW.WSGR.COM

                               September 3, 1999



Seagate Technology, Inc.
920 Disc Drive
Scotts Valley, California 95067

Seagate Software, Inc.
915 Disc Drive
Scotts Valley, California 95066


          Re: Agreement and Plan of Reorganization among Seagate Technology, Inc., Seagate Software, Inc. and Seagate Daylight Merger Corp.


Ladies and Gentlemen:

     We have acted as counsel to Seagate Technology, Inc., a Delaware corporation ("STI") and Seagate Software, Inc., a Delaware Corporation, ("SSI") in connection with the proposed merger (the "Merger") of Seagate Daylight Merger Corp., a Delaware Corporation and wholly-owned transitory merger subsidiary of STI ("Sub") with and into SSI pursuant to an Agreement and Plan of Merger dated as of September 2, 1999, (the "Merger Agreement"). The Merger is described in the Registration Statement on Form S-4 (the "Registration Statement") of STI. This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Registration Statement.

     In connection with this opinion, we have examined and are familiar with the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that the Merger will be consummated in the manner contemplated by and in accordance with the provisions of the Merger Agreement.

     Based upon and subject to the foregoing, the discussion contained in the Registration Statement under the subcaption "U.S. Consequences" under the captions "Material tax consequences to optionees who do not exercise their Seagate Software options prior to the merger and receive Seagate Technology stock in cancellation of their options" and "Material tax consequences to

Seagate Technology, Inc.
Seagate Software, Inc.
September 3, 1999
Page 2

optionees who exercise their options prior to the merger," all under the heading "Material Income Tax Consequences of the Merger," subject to the limitations and qualifications described therein, reflects our opinion as to the material United States federal income tax consequences of the exercise of and the failure to exercise incentive and nonstatutory stock options. Because this opinion is being delivered prior to the Merger, it must be considered prospective and dependent on future events. There can be no assurance that changes in the law will not take place which could affect the Federal income tax consequences of the exercise of incentive and nonstatutory stock options or that contrary positions may not be taken by the Internal Revenue Service.

     This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material United States federal income tax consequences of the exercise of incentive and nonstatutory stock options, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,

                                       /s/ Wilson Sonsini Goodrich & Rosati

                                       WILSON SONSINI GOODRICH & ROSATI
                                       Professional Corporation


                                      -2-